UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 3, 2015

MRV COMMUNICATIONS, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	001-11174	06-1340090
(State or other jurisdiction of	(Commission file number)	(I.R.S. employer
incorporation or organization)		identification number)

20415 Nordhoff Street, Chatsworth, CA  91311
(Address of principal executive offices)  (zip code)

Registrant’s telephone number, including area code: (818) 773-0900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Matters.

Kenneth Traub, the Chairman of the Company’s Board of Directors (the “Board”), has advised the Board that he has agreed to serve as a Managing Partner of Raging Capital Management, LLC (“Raging Capital”), the Company’s largest stockholder, with obligations to Raging Capital effective immediately. In connection with his appointment as a Managing Partner of Raging Capital, and in order to comply with applicable SEC and NASDAQ regulation, Mr. Traub resigned from the Audit Committee of the Board, of which he was chair. Matthew Stecker was appointed chair of the Audit Committee, and Jeannie Diefenderfer was appointed to the Audit Committee. The Board has determined that Mr. Traub continues to qualify as an Independent Director.  Mr. Traub will remain a member of the Compensation Committee and the Nomination & Governance Committee, and Jeannie Diefenderfer has assumed the role of chair of the Compensation Committee. Mr. Traub will remain Chairman of the Board.

After the changes described above, the Board committees are constituted as follows:

Audit Committee	Chair	Matthew Stecker
Robert Pons
Jeannie Diefenderfer

Compensation Committee	Chair	Jeannie Diefenderfer
Kenneth Traub
Matthew Stecker

Nomination & Governance Committee	Chair	Robert Pons
Kenneth Traub
Jeannie Diefenderfer

SIGNATURE

Pursuant to the requirements of the Exchange Act, the Company has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: December 4, 2015

MRV COMMUNICATIONS, INC.

	By:	/s/ Stephen G. Krulik
Stephen G. Krulik
Chief Financial Officer